SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     November 10, 2004

TransTechnology Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7872	95-4062211

(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Liberty Ave, Union, New Jersey	07083

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(908) 688-2440

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 1.01
ITEM 9.01.
SIGNATURES
EX-10.1 Credit Agreement dated as of November 10, 2004
EX-10.2 Schedule 1.1 to the Credit agreement filed as Exhibit 10.1 herein.
EX-10.3 Schedule 3.1 to the Credit Agreement filed as Exhibit 10.1 herein.
EX-10.4 Schedule 5.2 to the Credit Agreement filed as Exhibit 10.1 herein.
EX-10.5 Schedule 5.3 to the Credit Agreement filed as Exhibit 10.1 herein.
EX-99 Press Release issued November 10, 2004.

ITEM	1.01	Entry into a Material Definitive Agreement.

     On November 10, 2004, the Registrant announced that it completed the refinancing of its senior and subordinated debt with a new $71.5 million credit facility provided by Wells Fargo Foothill, Inc. and Ableco Finance LLC. In addition to allowing the Registrant to retire all of its existing senior and subordinated debt, the new facility provides working capital for the Registrant’s current and expected future needs. The new credit facility has a maturity of 42 months and provides for a $10.0 million revolving line of credit and term loans totaling $61.5 million.

     Reference is made to the news release dated November 10, 2004, a copy of which is filed as Exhibit 99 to this Form 8-K.

ITEM	9.01.		Financial Statements and Exhibits.
	(a	)	Financial Statements of Business Acquired. None
	(b	)	Pro Forma Financial Information. None
	(c	)	Exhibits.

Exhibit	Description

10.1	Credit Agreement by and among TransTechnology Corporation, as Borrower, the Lenders that are Signatories Hereto, as the Lender, Wells Fargo Foothill, Inc., as arranger and administrative Agent and ABLECO Finance LLC, as Term Loan B and Term Loan C Agent dated as of November 10, 2004.

10.2	Schedule 1.1 to the Credit agreement filed as Exhibit 10.1 herein.

10.3	Schedule 3.1 to the Credit Agreement filed as Exhibit 10.1 herein.

10.4	Schedule 5.2 to the Credit Agreement filed as Exhibit 10.1 herein.

10.5	Schedule 5.3 to the Credit Agreement filed as Exhibit 10.1 herein.

99	Press Release issued November 10, 2004.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSTECHNOLOGY CORPORATION
By:	/s/ Joseph F. Spanier
Joseph F. Spanier, Vice President, Chief
Financial Officer and Treasurer

Date: November 15, 2004

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